Law offices of
                         PILLSBURY MADISON & SUTRO LLP
                              2700 Sand Hill Road
Los Angeles            MENLO PARK, CALIFRONIA 94025-7020       Menlo Park
New York                   Telephone (415) 233-4500            Orange County
Sacramento                 Telecopier (415) 233-4545           San Diego
Washington, D.C.                                               San Jose
Tokyo                                                          Hong Kong
- --------
Writer's Direct Dial Number



                               September 11, 1996



NETCOM On-Line Communication Services, Inc.
2 North Second Street
San Jose, CA  95113


     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by NETCOM On-Line Communication Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 832,142 shares of the Company's common stock, $.01 par value, and the Series C Preferred Stock Purchase Rights associated therewith (the "Common Stock"), issuable pursuant to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /S/ PILLSBURY MADISON & SUTRO LLP


08212